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                                                                     EXHIBIT 3.1


                           BUSINESS CORPORATIONS ACT
                                 (Section 190)


                                                                       Form 3-01
                                                         Articles of Continuance
________________________________________________________________________________

1.   Name of Corporation:                         INDOCHINA GOLDFIELDS LTD.

________________________________________________________________________________

2. The classes and any maximum number of shares that the corporation is authorized to issue:


     100,000,000 Common Shares without par value
     100,000,000 Preferred Shares without par value

_______________________________________________________________________________

3.   Restriction if any on share transfers:                None

________________________________________________________________________________

4.   Number (or minimum or maximum number) of Directors:

     Minimum of 3 and a maximum of 9.

________________________________________________________________________________

5.   Restrictions if any on business the corporation may carry on:

     None

________________________________________________________________________________

6.   If change of name effected, previous name:

     Not applicable.

________________________________________________________________________________

7.   Details of incorporation:

     Incorporated on January 25, 1994 under the Company Act (British Columbia), incorporation number 463212.

________________________________________________________________________________

8.   Other provisions, if any:

     The annexed Schedule I is incorporated in this form.

     Meetings of shareholders may be held at any location in North America or Asia, as the directors determine.

________________________________________________________________________________

9.   Date                      Signature                 Title

     February 21, 1995                                   Chief Financial Officer

                                   SCHEDULE 1

                       TO THE ARTICLES OF CONTINUANCE OF
                           INDOCHINA GOLDFIELDS LTD.

1.          PROVISIONS ATTACHING TO THE COMMON SHARES

The common shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1         Dividends

Subject to the prior rights of the holders of preferred shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

1.2         Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the preferred shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

1.3         Voting Rights

The holders of the common shares shall be entitled to receive notice of an to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class of series of shares of the Corporation are entitled to vote separately as a class or series.

2.          PROVISIONS ATTACHING TO THE PREFERRED SHARES

The preferred shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1         Directors' Authority to Issue in One or More Series

The board of directors of the Corporation may issue the preferred shares at any time and from time to time in one or more series before the first shares of any particular series are issued, and shall fix the number of preferred shares in such series and, determine, subject to the limitations in the articles, the designation, rights, privileges, restrictions and conditions attached to the shares of such series including without limitation, the rate or rates, amount or method or methods of calculation of

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                                     - 2 -

dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the priorities thereof in relation to other shares or the priorities of other shares in relation thereto, if any, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights, if any, the conversion or exchange rights attached thereto, if any, the voting rights attached thereto, if any, and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Registrar, as defined in the Business Corporations Act (Yukon), articles of the amendment containing the description of such series including the designation, rights, privileges, restrictions and conditions attached thereto as determined by the board of directors of the Corporation.

2.2     RANKING OF PREFERRED SHARES

No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of preferred shares then outstanding. The preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of preferred shares are not paid in full the preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the preferred shares with respect to repayment of capital shall be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. After payment to the holders of preferred shares of each series of the amounts of dividends and capital payable in accordance with these provisions and the rights, privileges and restrictions attached to each series of preferred shares, the holders of preferred shares shall not be entitled to share in any further distribution of the property and assets of the Corporation. The preferred shares of any series may also be given such other preferences, not inconsistent with the articles, over the common shares and over any other shares ranking junior to the preferred shares as may be determined in the case of such series of preferred shares.

2.3     VOTING RIGHTS

Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of preferred shares, the holders of the preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.
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                                     - 3 -

2.4     APPROVAL OF HOLDERS OF PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the preferred shares given as hereinafter specified.

The approval of the holders of preferred shares to add to, change or remove any right, privilege, restriction or condition attaching the preferred shares as a class or to any other matter requiring the consent of the holders of the preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of preferred shares duly called for that purposes. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Business Corporations Act (Yukon) (as from time to time amended, varied or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of preferred shares as a class, each holder entitled to vote thereat shall have one vote in respect of each preferred share held by him.

                           INDOCHINA GOLDFIELDS LTD.

                                  BY-LAW NO. 1

                                     PART 1

                                 INTERPRETATION

DEFINITIONS

1.1  In the by-laws, unless the context otherwise requires,

     ACT means the Business Corporations Act (Yukon), or any statute substituted therefor, as from time to time amended,

     APPOINT includes "elect" and vice versa, board means the board of directors of the Corporation,

     BY-LAWS means this by-law and all other by-laws of the Corporation from time to time in effect,

     CORPORATION MEANS the corporation adopts this by-law,

     MEETING OF SHAREHOLDERS includes both an annual meeting and a special meeting of shareholders of the Corporation, and SPECIAL MEETING OF SHAREHOLDERS means a meeting of shareholders or of any class or classes of shareholders other than an annual meeting,

     RECORDED ADDRESS means

          (i) in the case of a shareholder, the shareholder's address as recorded in the securities register,

          (ii) in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there is more than one, and

          (iii) in the case of a director, officer, or auditor, the latest address of the director, officer or auditor recorded in the records of the Corporation,

     SIGNING OFFICER MEANS, in relation to any instrument, a person authorized to sign the instrument on behalf of the Corporation by section 2.3 or by a resolution passed pursuant thereto, and a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

INTERPRETATION

1.2  In the interpretation of the by-laws,

     (a) words importing singular number include the plural and vice versa,


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     (b) words importing gender include the masculine, feminine and neuter, and

     (c) a word importing a person includes an individual, body corporate, partnership, trust, estate and an unincorporated organization.

HEADINGS

1.3 The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by-law.


                                     PART 2

                          BUSINESS OF THE CORPORATION

CORPORATE SEAL

2.1 The board may adopt a corporate seal for the Corporation and from time to time adopt a new seal in replacement of a seal previously adopted.

FACSIMILE OF SEAL

2.2 To enable the seal of the Corporation to be affixed to any bonds, debentures, share certificates or other securities of the Corporation, or any securities of another corporation to which an instrument of guarantee of the Corporation is endorsed or annexed, whether in definitive or interim form, on which a facsimile of that signature of a director or officer of the Corporation is, in accordance with these by-laws, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Corporation's seal, and the chairman of the board, the president or a vice-president, together with the secretary or treasurer or an assistant secretary or assistant treasurer may by a document authorize such person to cause the Corporation's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such a die, and bonds, debentures, share certificates or other securities to which the Corporation's seal is so affixed and the due issue of which is evidenced by at least one authorized signature manually affixed thereto will for all purposes be deemed to be under and to bear the Corporation's seal lawfully affixed thereto.

AFFIXATION OF SEAL

2.3 The corporate seal of the Corporation will not be affixed to any document or instrument except by or in the presence of

     (a) such person as is or such persons as are appointed for the purpose by resolution of the board applying either to a specific instrument or specific instruments, to instruments of a particular description, or to instruments generally, or

     (b) the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the articles or by-laws of the Corporation, minutes of meetings or resolutions of the


                                       2
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     shareholders or the board or committees of the board, or any instrument executed or issued by the Corporation.

FISCAL PERIOD

2.4 The fiscal period end of the Corporation will be as from time to time determined by the board.

BANKING

2.5 The Corporation will maintain accounts in its name with such bank or banks and other depositories, including banks and depositories outside Canada, as the board from time to time determines, and no funds will be withdrawn from any account except as provided in a by-law or a resolution of the board related to the operation of the account.

VOTING RIGHTS IN OTHER BODIES CORPORATE

2.6 To enable to the Corporation to exercise voting rights attaching to securities held by the Corporation,

     (a) signing officers of the Corporation may from time to time execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of such person or persons as may be determined by the officers by whom they are executed, and

     (b) the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or will be exercised.


                                     PART 3

                            BORROWING AND SECURITIES

BORROWING POWER

3.1 Without limiting the powers of the Corporation as set forth in the Act, the board may from time to time cause the Corporation to

     (a)  borrow money on the credit of the Corporation,

     (b) to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure the performance of any present or future indebtedness or other obligation of another person,

     (c) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, and

     (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in any or all property of the Corporation, currently owned or subsequently acquired, to secure any present or future indebtedness or other obligation of the Corporation.


                                       3
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DELEGATION OF BORROWING AUTHORITY

3.2 To the extent permitted by the Act, the board may from time to time delegate to a committee or to one or more of the directors of the Corporation all or any of the powers conferred on the board by section 3.1 to such extent and in such manner as the board from time to time determines.

RIGHTS ATTACHING TO DEBT OBLIGATIONS

3.3 Any debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attendance and voting at general meetings of the Corporation, appointment of directors or otherwise and may by its terms be assignable free from any equities between the Corporation and the person to whom it is issued or any subsequent holder thereof, all as the board determines.


                                     PART 4

                                   DIRECTORS

CALLING OF MEETINGS

4.1 The chairman of the board, or the president may, and the secretary upon the request of any director will, convene a meeting of the board.

NOTICE OF MEETING

4.2 Notice of the time and place of each meeting of the board must be given to each director not less than 48 hours before the time when the meeting is to be held, but the notice need not specify what matters are to be dealt with at the meeting other than

      (a)   a proposal to adopt, amend or repeal any by-law,

      (b) a proposal to authorize any material contract in which a director will have a material interest or which is with a corporation of which any director is a director or officer, or

      (c)   as required by the Act.

FIRST MEETING OF NEW BOARD

4.3 Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

QUORUM

4.4 The board may from time to time fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of the number of directors elected or appointed.


                                       4

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CHAIRMAN

4.5 The chairman of any meeting of the board will be the first mentioned of the chairman of the board, the president and the most senior vice-president who is a director and is present at the meeting, but if no such officer is present within 15 minutes after the time appointed for holding the meeting, or if each such officer who is present indicates unwillingness to act as chairman of the meeting, the directors present will choose one of their number to be chairman.

PROCEDURE

4.6 A question arising at a meeting of the board will be decided by a majority of the votes cast, and in case of an equality of votes the chairman may not exercise a second or casting vote.

REMUNERATION AND EXPENSES

4.7 The directors will be paid such remuneration for their services to the Corporation as the board from time to time determines, and will be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending any meeting of the board or committee of the board, or meeting of shareholders.

4.8 A person who is a director may serve the Corporation in another capacity and may for so doing receive remuneration in addition to the remuneration to which such person is entitled as a director.

4.9 Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to the director's salary as an officer or employee or professional fees.

TELEPHONE MEETINGS

4.10 A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other.

                                     PART 5

                                   COMMITTEES

TRANSACTION OF BUSINESS

5.1 Except as otherwise determined by the board, the proceedings of a committee of the board will be governed as follows:

      (a) the powers of the committee may be exercised by a meeting at which a quorum of the committee is present;

      (b) meetings of the committee may be held at any place within or outside of Canada;

      (c) a majority of the members of a committee will constitute a quorum thereof;

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


      (d) a question arising at a meeting will be determined by a majority of the votes cast on the question, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote;

      (e) the committee will meet and adjourn as it thinks proper and will have power to elect its chairman, to make rules for the conduct of its business and to appoint such assistants as it deems necessary;

      (f) the committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and report its transactions to the board at such times as the board from time to time requires.


                                     PART 6

                PROTECTION AND INDEMNITY OF DIRECTORS AND OTHERS

CONTRACTS WITH THE CORPORATION

6.1   Subject to the Act,

      (a) no director is disqualified by being a director, or by reason of holding any other office or place of profit under the Corporation or under any body corporate in which the Corporation is a shareholder or otherwise interested, from entering into any contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner whatsoever in any contract, transaction or arrangement made or proposed to be entered into with the Corporation,

      (b) no such contract, transaction or arrangement is thereby void or liable to be avoided, and

      (c) no director is liable to account to the Corporation for any profit arising from any such office or place of profit or realized by any such contract, transaction or arrangement.

DISCLOSURE

6.2 Except as required by the Act, no director is obliged to make any declaration or disclosure of interest or refrain from voting.

LIMITATION OF LIABILITY

6.3 Except as otherwise provided in the Act, no director or officer will be liable

      (a) for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity,

      (b) for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation,

      (c) for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested,

       (d) any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Corporation is lodged or deposited, or

       (e) for any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of as a director or in relation thereto.


AMPLIFICATION OF RIGHTS

6.4 The foregoing provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred on any director or officer by any law or otherwise.


                                     PART 7

                                     SHARES

REGISTRATION OF TRANSFERS

7.1 Subject to the provisions of the Act, no transfer of a share will be registered in a securities register except on presentation of the certificate representing such share with an instrument of transfer complying with the Act endorsed thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the instrument of transfer is genuine and effective as the board from time to time prescribes, and upon payment of all applicable taxes and any fees prescribed by the board.

7.2 Until such time as the Company becomes a reporting issuer under the securities legislation of any province in Canada, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board of Directors, and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.


                                     PART 8

                              DIVIDENDS AND RIGHTS

DECLARATION

8.1 The board may from time to time as permitted by law declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

INTEREST

8.2    No dividend will bear interest against the Corporation.

VALUATION OF NON-CASH DIVIDENDS

8.3    The board will determine the value of any dividend not paid in money.

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


DIVIDEND CHEQUES

8.4 A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of each registered holder of shares of the class or series on which it is declared and mailed by prepaid ordinary mail to the holder at the holder's recorded address or as the holder otherwise directs.

CHEQUES TO JOINT HOLDERS

8.5 In the case of joint holders, a cheque in payment of dividends will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

NON-RECEIPT OF CHEQUES

8.6 If a dividend cheque is not received by the person to whom it is so sent, the Corporation will issue to such person a replacement cheque for a like amount on such terms as to evidence of non-receipt and of title, indemnity and reimbursement of expense as the board prescribes, whether generally or in any particular case.

UNCLAIMED DIVIDENDS

8.7 Any dividend unclaimed for six years after the date of record payment will be forfeited and revert to the Corporation.


                                     PART 9

                            MEETINGS OF SHAREHOLDERS

CHAIRMAN, SECRETARY AND SCRUTINEERS

9.1 The chairman of a meeting of shareholders will be the first mentioned of such of the following officers who is present at the meeting and is willing to act: chairman of the board, president, or a vice-president.

9.2 If no such officer willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairman.

9.3 If the secretary of the Corporation is absent, the chairman will appoint some person, who need not be a shareholder, to act as secretary of the meeting.

9.4 One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

PERSONS ENTITLED TO BE PRESENT

9.5 The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting, and any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.


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
QUORUM

9.6 A quorum for the transaction of business at any meeting of shareholders is at least one individual present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregates not less than five percent of the votes eligible to be cast at the meeting.

TIME FOR DEPOSIT OF PROXIES

9.7 A proxy may be acted on only if, before the time specified in the notice of the meeting, it is deposited with the Corporation or otherwise in accordance with the regulations made pursuant to section 9.8 or, in any case where no such regulation has been made, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof before the time of voting.

LODGING OF PROXIES; USE OF FACSIMILE

9.8 The board may from time to time establish regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Corporation or an agent of the Corporation and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations will be valid and will be counted.

9.9 The chairman of any meeting of shareholders may, subject to any regulations so made, in the chairman's discretion accept telegraphic or cable or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such telegraphic or cable or written communication accepted by the chairman will be valid and will be counted.

VALIDITY OF PROXIES

9.10 A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding

        (a) the previous death or insanity of the shareholder giving the proxy; or

        (b) the revocation of the proxy or of the authority under which the proxy was executed; or

        (c)  the transfer of the share in respect of which the proxy is given;

unless notice in writing of such death, insanity, revocation or transfer is received at the office of the Corporation or by the chairman of the meeting before the commencement of the meeting or adjourned meeting at which the proxy is used.

JOINT SHAREHOLDERS

9.11 If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first


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

on the shareholders list of the Corporation is respect of such share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

VOTE TO GOVERN

9.12 At a meeting of shareholders every question will, except as otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question, and in case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting will not be entitled to a casting vote.

SHOW OF HANDS

9.13 On a show of hands every person who is present and entitled to vote will then have one vote.

9.14 Whenever a vote by show of hands is taken on a question, then unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportions of the votes recorded in favour of or against the question, and the result of the vote so taken will be the decision of the shareholders upon such question.

BALLOTS

9.15 A demand for a ballot may be withdrawn at any time before the taking of the ballot.

9.16 If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the by-laws provide, in respect of each share which such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question.

9.17 A poll demanded on the election of a chairman, or on a question of adjournment will be taken forthwith, and a poll demanded on any other question will be taken at such time as the chairman of the meeting directs.

ADJOURNMENT

9.18 The chairman may, with the consent of any meeting, adjourn the meeting from time to time.

RULINGS BY THE CHAIRMAN

9.19 The chairman of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

       (a) will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairman, but if the chairman, in the chairman's absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, the chairman will so state and will clearly state the rules under which the meeting or the appropriate part thereof will be conducted,


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


     (b) any dispute as to the admission or rejection of a vote will be determined by the chairman and the chairman's determination will be final and conclusive,

     (c) if disorder arises which prevents continuation of the business of a meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon the chairman's so doing, the meeting is, notwithstanding section 9.11, immediately adjourned, and

     (d) the chairman may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or proxyholder representing such a shareholder to leave the meeting.

                                    PART 10

                             EXAMINATION OF RECORDS

ACCESS BY AUDITOR AND DIRECTORS

10.1 The auditor and every director take extracts from, all accounts, records, books and other documents of the Corporation.


INSPECTION BY SHAREHOLDERS

10.2 No shareholder will have the right of inspection of any account, record, book or document of the Corporation except as prescribed by statute or authorized by the board.

                                    PART 11

                                    NOTICES

NOTICE TO JOINT SHAREHOLDERS

11.1 If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address of one of them to be sufficient notice to all.

SIGNATURE TO NOTICE

11.2 The signature to any notice to be given by the Corporation may be in whole or in part written, stamped, typewritten or printed.

11.3 A notice sent by any means of wire or wireless or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

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
OMISSIONS AND ERRORS

11.4 The accidental omission to give a notice to any shareholder, director, officer, or auditor or the non-receipt of a notice of any such person or an error in a notice not affecting the substance thereof will not invalidate any action taken at a meeting held pursuant to such notice or otherwise founded thereon.

PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

11.5 Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to a share, will be bound by every notice in respect of such share which is duly given to the shareholder from whom such person derives title to such share before such person's name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which such person becomes so entitled) and before such person furnishes to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

WAIVER OF NOTICE

11.6 A shareholder (or the duly appointed proxyholder of a shareholder), director, officer, auditor or member of a committee of the board may at any time in writing waive any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, if given before the meeting or other event of which notice is required to be given, will cure any default in the giving or in the time of such notice, as the case may be.

11.7 A waiver referred to in Article 11.6 must be in writing except a waiver of notice of a meeting of members or of the board or of a committee of the board which may be given in any manner and, in the case of a meeting of the board or of a committee of the board, will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

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